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                                                                   EXHIBIT 10.10

                              TERMINATION AGREEMENT

                       RELATING TO AN AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

            THIS AGREEMENT is made as of the thirty-first day of December, 2005 among (1) ALLIED WORLD ASSURANCE COMPANY, LTD, a company organized under the laws of Bermuda (the "Operating Company"), (2) ALLIED WORLD ASSURANCE HOLDINGS, LTD, a company organized under the laws of Bermuda (the "Holding Company"), which owns all the outstanding shares of capital stock of the Operating Company,
(3) ALLIED WORLD ASSURANCE HOLDINGS (IRELAND) LTD, a company organized under the laws of Bermuda ("AWAH IRE"), (4) ALLIED WORLD ASSURANCE COMPANY (U.S.) INC., a corporation organized under the laws of the State of Delaware ("AWAC U.S."), (5) NEWMARKET UNDERWRITERS INSURANCE COMPANY, a corporation organized under the laws of the State of New Hampshire ("NUIC"), (6) ALLIED WORLD ASSURANCE COMPANY (EUROPE) LIMITED, a corporation organized under the laws of Ireland ("AWAC Europe"), (7) ALLIED WORLD ASSURANCE COMPANY (REINSURANCE) LIMITED, a corporation organized under the laws of Ireland ("AWAC Re"), and (8) AMERICAN INTERNATIONAL COMPANY LIMITED, a company organized under the laws of Bermuda ("AICL").

                               W I T N E S S E T H

            WHEREAS, the Operating Company, the Holding Company and AICL previously entered into an Administrative Services Agreement, dated November 21, 2001, which was subsequently amended on April 2, 2002, May 3, 2002 and March 1, 2004, and all of the parties hereto further amended and restated such Administrative Services Agreement on April 1, 2004 (the "Services Agreement"); and

            WHEREAS, the Operating Company, the Holding Company, AWAH IRE, AWAC U.S., NUIC, AWAC Europe and AWAC Re (collectively, the "Companies" and each individually a "Company") and AICL desire to terminate the Services Agreement subject to the terms and conditions hereinafter provided.

            NOW, THEREFORE, it is agreed as follows:

1. Termination

            Notwithstanding the provisions thereof, the Services Agreement shall terminate as of December 31, 2005 in accordance with the provisions hereof.

2. Termination Fee

            The Companies shall pay to AICL a termination fee of $3,000,000.00 to be paid to AICL on or before April 25, 2006 by wire transfer in accordance with the following wire instructions:

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                                 Bank of New York, NY
                                 ABA# 021000018
                                 A.I. Cos. Overseas Pool
                                 A/C#8900504366

3. Representations and Warranties

      3.1 Representations and Warranties of AICL.

            AICL represents and warrants as of the date hereof as follows: (i) AICL is a company duly incorporated, validly existing and in good standing under the laws of Bermuda; (ii) the execution, delivery and performance by AICL of this Agreement are within AICL's corporate powers, have been duly authorized by all necessary corporate action; and (iii) this Agreement is the legal, valid and binding obligation of AICL enforceable against AICL in accordance with its terms.

      3.2 Representations and Warranties of the Companies.

            Each of the Companies represents and warrants as of the date hereof as follows: (i) it is a company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) the execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action; and (iii) this Agreement is the legal, valid and binding obligation enforceable against it in accordance with its terms.

4. Books and Records

      4.1 All Books and Records which were kept by AICL in connection with the Operating Company's business managed by AICL shall be and remain the sole property of the Companies, including all databases maintained by AICL relating to the Companies' accounting, insurance or other records and whether or not such data is maintained on information systems owned by AICL or the Companies or neither. The term "Books and Records" shall mean all materials, books and records and data in whatever form or medium (i) furnished by the Companies to AICL in connection with the performance by AICL of its obligations under the Services Agreement; (ii) generated by AICL in connection with the performance by AICL of its obligations under the Services Agreement; or (iii) that in any way pertain to the performance of the obligations of AICL under the Services Agreement, including books of account, insurance and reinsurance policies and contracts entered into by the any of the Companies and all correspondence related thereto, underwriting files, claim and reserving files, data on premium and claim payments and any and all materials, books and records and data relating to Companies' business.

      4.2 The Companies shall maintain such Books and Records for a period of ten (10) years or for the period as may be required under their respective records retention policies if longer or for such longer period of time as may be required by law or any applicable court order and AICL shall have reasonable access to and the right to inspect and copy at its own expense, such Books and Records during such period for (i) AICL's preparation of tax returns, including,

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but not limited to, any inquiries by any governmental or regulatory authority in respect of the taxes of AICL or (ii) AICL's response to any claims, lawsuits, legal proceedings or investigations or (iii) any audit purposes.

      4.3 Not withstanding any other provision of this Section 4 or this Agreement generally, AICL shall have the right to retain, at its own expense, a copy of any Books and Records and any original computer back-up tapes which contain information relating to both the business and operations of AICL or its affiliates and the Companies; provided that AICL shall maintain such Books and Records and tapes for a period of ten (10) years or for the period as may be required under its records retention policy if longer or for such longer period of time as may be required by law or any applicable court order and further provided that the Companies shall have reasonable access to and the right to inspect and make a copy of such copy of the Books and Records and original tapes to the extent they relate to the business and operations of any of the Companies or to respond to any tax matters, claims, lawsuits, legal proceedings or investigations.

5. Sale of Equipment

            AICL, in consideration of the payment to it by the Operating Company of $826,094.00 to be paid on or before April 25, 2006, has agreed to sell to the Operating Company, the assets listed in Exhibit A hereto (the "Purchased Assets"). AICL hereby transfers, sells, assigns and conveys to the Operating Company, all of AICL's right, title, and interest, legal or equitable, in the Purchased Assets, to have and to hold, all of the Purchased Assets unto the Operating Company, its successors and assigns forever. It is expressly understood and agreed by the parties hereto that AICL is selling the Purchased Assets to the Operating Company "AS IS" without any express or implied representations or warranties by AICL to the Operating Company or any other person in respect of or relating to the Purchased Assets. To the best of AICL's knowledge and belief (i) all computer desktops and laptops included in the Purchased Assets have original equipment manufacturer licences ("OEM Licences"), and (ii) such OEM Licences are transferred with the ownership of desktops and laptops. The Operating Company hereby agrees that, to the extent required, it will licence or re-licence all software transferred by AICL to it pursuant hereto.

6. Arbitration

            Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to a panel of three arbitrators. AICL and the Companies shall each appoint an arbitrator and the two arbitrators so appointed will appoint a third arbitrator who shall act as the umpire of the panel. Each such arbitrator shall be a current or former senior business or company manager but shall not be associated with any of the parties to this Agreement. Any arbitration hereunder shall take place in Bermuda, and shall be conducted in accordance with the Rules of The Bermuda International Conciliation and Arbitration Act 1993, as it may be amended or re-enacted from time to time. The decision of a majority of the arbitrators shall be in writing, shall state the reasons for the award, and shall be final and not subject to appeal, and judgment upon the award or determination rendered by the arbitrators may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

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7. Notices

            All communications provided for hereunder shall be in writing, and if to the Companies, mailed or delivered to each of the Companies at The Bermuda Commercial Bank Building, 43 Victoria Street, Hamilton, Bermuda HM 12,
Attention: President, or if to AICL, mailed or delivered to AICL at its office at American International Building, 29 Richmond Road, Pembroke, Bermuda HM 08,
Attention: President, or addressed to either party at any address that such party may hereafter designate by written notice to the other party.

8. Entire Agreement; Amendment

            This Agreement constitutes the entire agreement between the parties with respect to the termination of the Services Agreement. The express terms hereof supersede any course of performance or usage of the trade. This Agreement may not be amended except in writing signed by each of the parties hereto.

9. No Waiver

            Neither the failure nor delay on the part of any party in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right or remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

10. Successors and Assigns

            The provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns. Except to the extent expressly provided for in this Agreement, neither AICL on the one hand nor the Companies (or either of them) on the other hand shall have the right to assign any of its right, powers and obligations under this Agreement without the prior written consent of the other.

11. Governing Law; Submission to Jurisdiction

            This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without reference to the principles of conflicts of law thereof. If any suit is instituted by any of the parties to enforce any of the terms or conditions of this Agreement, each of the parties hereby submits to the exclusive jurisdiction of and venue in the courts of Bermuda.

12. Counterparts

            This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, and such counterparts together shall constitute one and the same instrument.

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13. Headings

            The section headings contained herein are for convenience only and shall not alter or limit or define the provisions hereof.

14. Severability

            In the event that any word, sentence, paragraph, provision, section, subsection or article of this Agreement is found to be void or voidable, the remainder of this Agreement shall nevertheless be legal and binding with the same force and effect as though the void or voidable parts were deleted.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Pembroke, Bermuda on the date first written above.

                    ALLIED WORLD ASSURANCE HOLDINGS, LTD for itself and on behalf of Allied World Assurance Company (U.S.) Inc., Newmarket Underwriters Insurance Company, Allied World Assurance Holdings (Ireland) Ltd, Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited

                    By:      /s/ Scott Carmilani
                           -----------------------------------------------
                           Name:
                           Title:

                    ALLIED WORLD ASSURANCE COMPANY, LTD

                    By:      /s/ Scott Carmilani
                           -----------------------------------------------
                           Name:     Scott Carmilani
                           Title:    President and Chief Executive Officer

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                    AMERICAN INTERNATIONAL COMPANY LIMITED

                    By:      /s/ S. George Cubbon
                           ---------------------------------------
                           Name:     S. George Cubbon
                           Title:    President

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